UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2018

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 New London Turnpike

Glastonbury, CT 06033

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 633-5565

c/o CKR Law LLP

1330 Avenue of the Americas, 14th Floor

New York, NY 10019

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 3.02 and 5.02 below, which disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 above and 5.02 below, which disclosure is incorporated herein by reference.

The issuances of nonqualified stock options to Kelly Sardo, described in Item 5.02 below, are exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, Thomas Brophy resigned as interim Chief Financial Officer and Treasurer of CÜR Media, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”). As a result of Mr. Brophy’s resignation as the Company’s interim Chief Financial Officer and Treasurer, he relinquished his role as the Company’s “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Brophy remains the Company’s President and Chief Executive Officer. For SEC reporting purposes, Mr. Brophy shall continue in his role as the Company’s “Principal Executive Officer.”

Effective immediately as of Mr. Brophy’s resignation, we appointed Kelly Sardo as Chief Financial Officer and Treasurer. She also continues as the Company’s Secretary, a title she has held since May 26, 2015. In addition, for SEC reporting purposes, Ms. Sardo was designated as the Company’s “Principal Financial Officer.”

Ms. Sardo’s appointment was made pursuant an employment offer letter, dated January 23, 2018. A copy of Ms. Sardo’s employment offer letter is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Ms. Sardo, 51, has almost 30 years of experience in finance and operations management with financial services and global multi-billion dollar organizations. Since January 2017, she has served in the role of Chief Financial Officer with Kinsley Power Systems, a company in the business of providing energy solutions and generator distribution. Prior to that, she was the Company’s Chief Financial Officer, Secretary and Treasurer beginning in May 2015, and our Controller beginning in February 2014. Before joining the Company, she worked with the accounting firm of Blum Shapiro, where she was responsible for tax strategy and valuation consulting for large and small privately held companies beginning in 2005. Prior to Blum Shapiro, Ms. Sardo held many roles within CIGNA’s Financial Development Program, most notably as Controller for the corporation. Prior to that, she was a Senior Accountant with Deloitte & Touche. Ms. Sardo holds a B.S. degree in Accountancy from Bentley University, which she received in 1988, and is a certified in the State of Connecticut.

In consideration for her services as our Chief Financial Officer and Treasurer, Ms. Sardo will receive: (i) a base salary of (A) $125,000 per annum for first ninety (90) days of her employment, (B) increasing to $175,000 per annum thereafter, and (C) further increasing to $225,000 per annum at such time as the Company obtains 1,000,000 active subscribers to our music streaming service, CÜR Music, and (ii) 10-year nonqualified stock options, under the Company’s 2015 Equity Incentive Plan, to purchase 400,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at an exercise price to be equal to the fair market value for a share of the Company’s Common Stock on the date of the grant, which shall vest pro rata on a quarterly basis for the two (2) years following the date of the grant.

There are no other arrangements or understandings between Ms. Sardo and any other person pursuant to which she was appointed as an officer of the Company. In addition, there are no family relationships between Ms. Sardo and any of our other officers or directors. Further, except as otherwise described herein, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Sardo had, or will have, a direct or indirect material interest.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Employment offer letter from the Company to Kelly Sardo, dated January 23, 2018*†

___________

*	Filed herewith
†	Management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: February 16, 2018	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	President

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